SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                 March 8, 2002


                  CHROMATICS COLOR SCIENCES INTERNATIONAL, INC.
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             (Exact Name of Registrant as Specified in its Charter)


                                    New York
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                 (State or Other Jurisdiction of Incorporation)

            0-21168                                13-3253392
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    (Commission File Number)         (IRS Employer Identification Number)


                  2500 Johnson Avenue, Riverdale, New York 10463
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               (Address of Principal Executive Offices) (Zip Code)


        Registrant's telephone number, including area code (212) 717-6544
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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

         Effective March 8, 2002, the Audit Committee of Chromatics Color Sciences International, Inc. (the "Company") appointed Richard A. Eisner & Company, LLP as its independent auditors to replace BDO Seidman, LLP, as BDO Seidman, LLP declined to be reappointed as the Company's independent auditors because the Company does not currently meet its client profile.

         BDO Seidman, LLP's reports on the Company's financial statements for the past two years did not contain an adverse opinion, disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles, except the report contained a going concern explanatory paragraph.

         During the two most recent fiscal years and the subsequent interim period preceding March 8, 2002, there have been no disagreements with BDO Seidman, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of BDO Seidman, LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

         The Company has requested BDO Seidman, LLP to furnish a letter addressed to the Commission stating whether it agrees with the above statements. BDO Seidman, LLP has furnished such letter attached hereto as Exhibit 16.

         The Company (or someone on its behalf) has not consulted Richard A. Eisner & Company, LLP during the two most recent fiscal years and the subsequent interim period preceding March 8, 2002 regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company's financial statements.



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned herewith duly authorized.


Date:  March 13, 2002                   CHROMATICS COLOR SCIENCES
                                        INTERNATIONAL, INC.

                                        By:/s/ Darby S. Macfarlane
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                                        Darby S. Macfarlane, Chairperson